Exhibit 8.B


                             CUSTODY AGREEMENT


     This Custody Agreement is dated June 4, 1993 between MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Custodian"), and CMC Fund Trust (the "Client").

     1. The Client hereby appoints the Custodian as a custodian of securities and other property owned or under the control of the Client which are delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Client. The Client instructs the Custodian to establish on the books and records of the Custodian [an] [one or more] account[s] (the "Account[s]") in the name of the Client. The Custodian shall record in the Account[s] and shall have general responsibility for the safekeeping of all securities ("Securities"), cash and other property (all such Securities, cash and other Property being collectively the "Property") of the Client so delivered for custody. It is understood that the specific procedures the Custodian will use in carrying out its responsibilities under this Agreement are set forth in the procedures manual (the "Procedures Manual") prepared by the Custodian and delivered to the Client, as such Procedures Manual may be amended from time to time by the Custodian by written notice to the Client. The Client acknowledges that the Procedures Manual constitutes an integral part of this Agreement.

     2. The Property may be held in custody and deposit accounts that have been established by the Custodian with one or more domestic or foreign banks, or through the facilities of one or more clearing agencies or central securities depositories, as listed on Exhibit A hereto (the "Subcustodians"), as such Exhibit may be amended from time to time by the Custodian by written notice to the Client. The Custodian may hold Property for all of its customers with a Subcustodian in a single account that is identified as belonging to the Custodian for the benefit of its customers. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency. The Client agrees that the Property may be physically held outside the United States. The Custodian shall not be liable for any loss resulting from the physical presence of any Property in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, exchange controls or acts of war or terrorism. Except as provided in the previous sentence, the liability of the Custodian for losses incurred by the Client in respect of Securities shall not be affected by the Custodian's use of Subcustodians.

     3. With respect to Property held by a Subcustodian pursuant to Section
2:

      (a) The Custodian will identify on its books as belonging to the Client any Property held by a Subcustodian for the Custodian's account;

      (b) The Custodian will hold Property through a Subcustodian only if
      (i) such Subcustodian and any securities depository or clearing agency in which such Subcustodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to such Property except a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration;

      (c) The Custodian shall require that Property held by the Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any property held by the Subcustodian other than property of the Custodian's customers and as held solely for the benefit of customers of the Custodian; and

      (d) In the event that the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian will be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as a custodian for its customers.

     4. The Custodian shall allow the Client's accountants reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Client's affairs. The Custodian shall also obtain from any Subcustodian (and will require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Client's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.

     5. The Custodian shall provide such reports and other information to the Client and to such persons as the Client directs as the Custodian and the Client may agree from time to time.

     6. The Custodian shall make or cause any Subcustodian to make payments from monies being held in the Account[s] only:

      (a) upon the purchase of Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon the delivery of such Securities;

      (b) for payments to be made in connection with the conversion, exchange or surrender of Securities;

      (c) upon a request of the Client that the Custodian return monies being held in the Account[s];

      (d) upon a request of the Client that monies be exchanged for or used to purchase monies denominated in a different currency and then only upon receipt of such exchanged or purchased monies;

      (e) as provided in Section 8 and 12 hereof,

      (f) upon termination of this Custody Agreement as hereinafter set forth; and

      (g) for any other purpose upon receipt of instructions of the Client. Except as provided in the last two sentences of this Section 6 and as provided in Section 8, all payments pursuant to this Section 6 will be made only upon receipt by the Custodian of Authorized Instructions (as hereinafter defined) from the Client which shall specify the purpose for which the payment is to be made. In the event that it is not possible to make a payment in accordance with Authorized Instructions of the Client, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any payment pursuant to subsection (f) of this Section 6 will be made in accordance with Section 16.

     7. The Custodian shall make or cause any Subcustodian to make transfers, exchanges or deliveries of Securities only:

      (a) upon sale of such Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon receipt of payment therefor;

      (b) upon exercise of conversion, subscription, purchase, exchange or other similar rights pertaining to such Securities and, if applicable to such exercise and if consistent with practice in the applicable jurisdiction, only on receipt of substitute or additional securities to be received upon such exercise;

      (c) as provided in Section 8 hereof;

      (d) upon the termination of this Custody Agreement as hereinafter set forth; and

      (e) for any other purpose upon receipt of instructions of the Client.

     Except as provided in the last two sentences of this Section 7 and as provided in Section 8, all transfers, exchanges or deliveries of Securities pursuant to this Section 7 will be made only upon receipt by the Custodian of Authorized Instructions of the Client which shall specify the purpose for which the transfer, exchange or delivery is to be made. In the event that it is not possible to transfer Securities in accordance with Authorized Instructions of the Client, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any transfer or delivery pursuant to subsection (d) of this Section 7 will be made in accordance with Section 16.

     8. In the absence of Authorized Instructions from the Client to the contrary, the Custodian may, and may authorize any Subcustodian to:

      (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Client;

      (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Account[s];

      (c) exchange Securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

      (d) surrender Securities at maturity or when called for redemption upon receiving payment therefor;

      (e) execute in the Client's name such ownership and other certificates as may be required to obtain the payment of income from Securities;

      (f) pay or cause to be paid, from the Account[s], any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

      (g) endorse for collection, in the name of the Client, checks, drafts and other negotiable instruments; and

      (h) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

     9. "Authorized Instructions" of the Client shall mean instructions received by telecopy, tested telex, electronic link or other electronic means or by such other means as may be agreed in writing in advance between the Client and the Custodian. The Custodian shall be entitled to act, and shall have no liability for acting, in accordance with the terms of this Agreement or upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Client.

     10. Securities which must be held in registered form may be registered in the name of the Custodian's nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of such entity's nominee. The Client agrees to hold the Custodian and Subcustodians and any such nominee harmless from any liability arising out of any such person acting as a holder of record of such Securities. The Custodian may without notice to the Client cause any Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Client.

     11. All cash received by the Custodian for the Account[s] shall be held by the Custodian as a short-term credit balance in favor of the Client and, if the Custodian and the Client have agreed in writing in advance that such credit balances shall bear interest, the Client shall earn interest at the rates and times as agreed between the Custodian and the Client. The Client understands that any such credit balances will not be accompanied by the benefit of any governmental insurance.

     12. From time to time, the Custodian may arrange or extend short-term credit for the Client which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Procedures Manual, of credits for dividends and interest payments on Securities. All such extensions of credit shall be repayable by the Client on demand. The Custodian shall be entitled to charge the Client interest for any such credit extension at rates to be agreed upon from time to time. In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property to satisfy the repayment of such credit extensions and the payment of accrued interest thereon. The Custodian's may act as the Client's agent or act as a principal in foreign exchange transactions at such rates as are agreed from time to time between the Client and the Custodian.

     13. The Client represents that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section
12) are within the Client's power and authority and have been duly authorized by all requisite action (corporate or otherwise) and (ii) this Agreement and each extension of short-term credit extended or arranged for the benefit of the Client in accordance with Section 12 will at all times constitute a legal, valid and binding obligation of the Client and be enforceable against the Client in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     The Custodian represents that the execution, delivery and performance of this Agreement is within the Custodian's power and authority and has been duly authorized by all requisite action of the Custodian. This Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     14. The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or the Procedures Manual or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation. The Custodian shall not be liable to the Client or to any other person for any action taken or omitted to be taken by it in connection with this Agreement in the absence of negligence or willful misconduct on the part of the Custodian. Upon the request of the Custodian, the Client agrees to deliver to the Custodian a duly executed power of attorney, in form and substance satisfactory to the Custodian, authorizing the Custodian to take any action or execute any instrument on behalf of the Client as necessary or advisable to accomplish the purposes of this Agreement.

     15. The Client agrees to pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon from time to time and the Custodian's out-of-pocket or incidental expenses. The Client hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Account[s] or any Property held therein. The Custodian is and any Subcustodians are authorized to charge the Account[s] for such items and the Custodian shall have a lien, charge and security interest on any and all Property for any amount owing to the Custodian from time to time under this Agreement.

     If the Client is a U.S. person as defined in Rule 902 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), the Client recognizes that, in connection with the Client's election from time to time to participate in distributions of securities (whether pursuant to rights offerings, warrant subscriptions, mergers, reorganizations or otherwise) which have not been registered pursuant to the Act, the Custodian may inform the issuer and its agents that the acquiror of the securities is a U.S. person. The Custodian shall not be responsible to the Client for the consequences of any issuer's or agent's refusal to permit the Client to acquire such securities, and the Client shall hold the Custodian harmless from liability to the issuer and its agents in connection with any such election by the Client.

     16. This Agreement may be terminated by the Client or the Custodian by [ ] days written notice to the other, sent by registered mail. If notice of termination is given, the Client shall, within [ ] days following the giving of such notice, deliver to the Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property. In either event the Custodian, subject to the satisfaction of any lien it may have, will transfer the Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall no longer settle any transactions in securities for the Account[s].

     17. The Custodian, its agents and employees will maintain the confidentiality of information concerning the Property held in the Client's account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall to the extent practicable and legally permissible, promptly notify the Client of such request or requirement so that the Client may seek a protective order or waive the Custodian's or such Subcustodian's compliance with this Section 17. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

     18. Any notice or other communication from the Client to the Custodian, unless otherwise provided by this Agreement, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention: President, and any notice from the Custodian to the Client is to be mailed postage prepaid, addressed to the Client at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with notice from the Client.

     19. The Custodian may assign all of its rights and obligations hereunder to any other entity which is qualified to act as custodian under the terms of this Agreement and majority owned, directly or indirectly, by Morgan Stanley Group Inc., and upon the assumption of the rights and obligations hereunder by such entity, such entity shall succeed to all of the rights and obligations of, and be substituted for, the Custodian hereunder as if such entity had been originally named as Custodian herein. The Custodian shall give prompt written notice to the Client upon the effectiveness of any such assignment.

      This Agreement shall bind the successors and assigns of the Client and the Custodian and shall be governed by the laws of the State of New York applicable to contracts executed in and to be performed in that state.


                                            ------------------------------

                                            By GEORGE L. HANSETH
                                               ---------------------------
                                               Name:  George L. Hanseth
                                               Title:  Vice President


     Address for record:                    1301 SW 5th Avenue
                                            ------------------------------

                                            P.O. Box 1350
                                            ------------------------------

                                            Portland, Oregon  97207
                                            ------------------------------


Accepted:

MORGAN STANLEY TRUST COMPANY


By DAVID ROLLANO
   ------------------------------------
   Authorized Signature

                                                                 Appendix A


Current Fee Schedule for Columbia Management Company Small Cap Fund, Inc.


This letter describes Morgan Stanley Trust Company's ("Morgan Stanley") compensation under this revised fee schedule dated June 7, 1993 with Columbia Management Company Small Cap Fund, Inc.

Morgan Stanley's compensation shall be as follows:


                                Transaction            Custody Rate
Country/Product                    Rate               (Basis Points)
---------------                    ----               --------------

Australia                           $75                     14
Austria                             $50                     11
Belgium                             $50                     11
Canada                              $75                      8
Denmark                             $35                     14
Finland                             $35                     20
France                              $75                     15
Germany                             $35                      8
Hong Kong                           $75                     15
Ireland                             $80                     12
Italy                               $80                     12
Japan                               $30                      6
Malaysia                           $100                     15
Mexico                             $125                     30
Netherlands                         $50                     12
New Zealand                         $75                     15
Norway                              $35                     10
Singapore                           $80                     12
South Africa                        $75                      9
Spain                               $80                     21
Sweden                              $50                     11
Switzerland                         $35                     12
United Kingdom                      $50                     10
United States                       $35                      4
Eurobonds                           $35                      6
Euro CDs                     $120 per CD/month

Transactions are defined in the Morgan Stanley Trust Company Billing Guide, as is the method of calculating custody.

All new business will be separately negotiated. You are requested to contact your client executive if you are trading in new countries or in new products. If your client executive is not notified ahead of time, you will be charged at the MSTC generic rates for each respective new country/new product.

In-Kind transactions will not be charged.

                                                                 Appendix A

Columbia Management Company Small Cap Fund, Inc.

Cash movements will not be charged.

Registration/transfer fees will be charged where incurred by Morgan
Stanley.

Stamp taxes/duties will be charged where incurred by Morgan Stanley.

All fees are calculated and billed monthly in arrears.

The fees are due for renegotiation two years from the date of the Agreement, and they will remain effective until renegotiation is complete.

MSTC agrees to limit the transaction fees charged to Columbia Management Company Small Cap Fund Inc. (the Fund) to 100 per month for the first three months following the launch date of the Fund. Beyond the third month MSTC will resume charging for all transactions as described in your Billing Guide.

For further assistance, please contact Lee Williams, your client executive, at (718) 754-2734, or Alice Malina, your billing representative, at (718) 754-2704.

SCHEDULE A

                          MORGAN STANLEY TRUST COMPANY
                    MARKET COVERAGE/CENTRAL DEPOSITORY LIST
                                   APRIL 1993

COUNTRY                  AGENT                               CENTRAL DEPOSITORY
-------                  -----                               ------------------
Argentina                Citibank N.A.                       Caja de Valores
Australia                Australia and New Zealand Bank      CHESS**
Austria                  Euroclear                           OKB
Belgium                  Banque Bruxelles Lambert            CIK
Brazil                   Banco de Boston                     BOVESPA
                                                             Rio de Janeiro Stock Exchange
Canada                   Toronto Dominion Bank               CDS
Chile                    Citibank N.A.                       N/A
China                    Hongkong & Shanghai Bank. Corp.
                                   Shenzhen Exchange:        Citibank, N.A.
                                                             Standard Chartered Bank
                                                             Hongkong & Shanghai Bank. Corp.
                                   Shanghai Exchange:        Shanghai Exchange
Colombia                 Cititrust                           N/A
Denmark                  Euroclear                           VP
Finland                  Euroclear                           N/A
France                   Banque Indosuez                     SICOVAM
Germany                  BHF Bank                            DKV
Greece                   Citibank N.A.                       N/A
Hong Kong                Hongkong & Shanghai Bank. Corp.     CCASS
Hungary                  Euroclear (see Austria)             OKB
                         Citibank Budapest                   N/A
India*                   Hongkong & Shanghai Bank. Corp.     N/A
Indonesia                Hongkong & Shanghai Bank. Corp.     N/A
Ireland                  Allied Irish Bank                   N/A
Israel                   Bank Hapoalim                       SECH
Italy                    Barclays Bank                       Monte Titoii S.p.A.
Japan                    Morgan Stanley International        JASDEC
Mutual Fund Clients:     Mitsubishi Bank Ltd
Jordan                   Arab Bank                           N/A
Korea                    Standard Chartered Bank             KCD
Malaysia                 Oversea Chinese Banking Corp.       MCD**
Mexico                   Citibank N.A.                       S.D. Indeval
Netherlands              ABN Amro Bank                       NECIGEF
New Zealand              Bank of New Zealand                 N/A
Norway                   Euroclear                           VPS
  Registered Shares:     Christiana Bank

COUNTRY                  AGENT                               CENTRAL DEPOSITORY
-------                  -----                               ------------------
Pakistan                 Standard Chartered Bank             SCD**
Peru                     Citibank N.A.                       N/A
Phillippines             Hongkong & Shanghai Bank. Corp.     N/A
Poland                   Bank Polska Kasa Opieki S.A.        NDS
Mutual Fund Clients:     Citibank                            NDS
Portugal                 Banco Comercial Portugues           N/A
Singapore                Oversea Chinese Banking Corp.       CDP
Spain                    Banco Santander                     SCLV
Sri Lanka                Hongkong & Shanghai Bank. Corp.     CDS
Sweden                   Euroclear                           VPC
Switzerland              JP Morgan                           SEGA
Taiwan*                  Hongkong & Shanghai Bank. Corp.     TSCD
Thailand                 Standard Chartered Bank             SDC
Turkey                   Citibank N.A.                       N/A
United Kingdom           Barclays Bank PLC                   N/A
USA                      DTC                                 DTC
                         National Westminster                N/A
Uruguay                  Citibank N.A.                       N/A
Venezuela                Citibank N.A.                       N/A


*Not operational until sub-custody agreement is secured.
**These central depositories are not in operation as of yet.

                   Guide to Central Depository Abbreviations
                   -----------------------------------------


Country          Mnemonic          Central Depository
-------          --------          ------------------
Australia**      CHESS             Clearing House Electronic Subregister System
Austria          OKB               OsterreicheKontrollbank
Belgium          CIK               Caisse Interprofessionelle de Depots et de Virements de Titres
Brazil           BOVESPA           Sao Paulo Stock Exchange
Canada           CDS               The Canadian Depository for Securities
Denmark          VP                Vaerdipapircentralen
French           SICOVAM           Societe Interprofessionelle pour la Compensation des Valeurs
                                   Mobilieres
Germany          DKV               Deutscher Kassenverein AG
Hong Kong        CCASS             Central Clearing and Settlement System
Hungary          OKB               OsterreicheKontrollbank (of Austria)
Israel           SECH              Stock Exchange Clearing House
Japan            JASDEC            Japan Securities Depository Center
Korea            KCD               Korean Central Depository
Malaysia**       MCD               Malaysian Central Depository
Netherlands      NECIGEF           Netherlands Central Institute for Giral Effectenclearing
Norway           VPS               Verdipapirsentralen
Pakistan**       SCD               Securities Central Depository Co.
Poland           NDS               National Depository of Securities
Singapore        CDP               Central Depository Pte Ltd
Spain            SCLV              Servicio de Compensacion y Liquidacion de Valores
Sri Lanka        CDS               Central Depository System Pvt Ltd.
Sweden           VPC               Vardipapperscentralen
Switzerland      SEGA              Schweizerische EffektenGiro AG
Taiwan*          TSCD              Taiwan Securities Depository Co.
Thailand         SDC               Share Depository Center


*Not operational until sub-custody agreement is secured.
**These central depositories are not in operation as of yet.

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